UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2006

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement with William M. Van Epps

On May 18, 2006, the Company entered into a new employment agreement (the “Agreement”) with William M. Van Epps, for service in the position of President, U.S.A. Mr. Van Epps previously served as Senior Vice President and Chief Operations Officer under an employment agreement with a term scheduled to expire on August 31, 2006, which was superseded by the Agreement. The following summary of the material terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

The Agreement provides for the employment of Mr. Van Epps for a term continuing through October 18, 2007, unless the Agreement is terminated earlier in accordance with its terms. The Agreement provides for a base annual salary of $515,000 for service as President, U.S.A., with primary responsibility for all aspects of the Company’s domestic restaurant and other operations; marketing; franchisee relationships; development and execution of certain plans and strategic activities and initiatives of the Company; assistance in the professional development and evaluation of senior management; and customer satisfaction, together with other duties that may be assigned to him from time to time by the Company’s Chief Executive Officer or the Board of Directors. Mr. Van Epps will also be entitled to receive payments under the terms and conditions of such executive incentive compensation programs as may be approved and implemented by the Board of Directors of the Company from time to time.

The Agreement permits Mr. Van Epps to participate in the Company’s deferred compensation plan, 401(k) plan, and medical, dental, life and disability insurance programs, as well as to receive other standard benefits offered by the Company to its employees from time to time, provided that Mr. Van Epps will be entitled to five weeks of vacation annually. The Agreement also provides for reimbursement of expenses not to exceed $130,000, plus a gross-up to cover income taxes on that amount, in connection with the relocation of Mr. Van Epps’ primary residence to the Louisville, Kentucky area, under certain conditions. The Company has also agreed to pay Mr. Van Epps the amount of $20,000 annually for the purpose of defraying his costs of purchasing additional disability insurance.

The Agreement requires Mr. Van Epps to achieve a level of ownership of stock in the Company at least equal to three times his base annual salary not later than December 31, 2010, and provides that Mr. Van Epps must meet certain minimum ownership requirements in the interim.

Mr. Van Epps will receive severance benefits under the Agreement if the Company terminates his employment for any reason other than for “cause,” as defined in the Agreement. In that instance Mr. Van Epps would be entitled to receive an amount equal to the greater of the base salary that would be paid to him under the terms of the Agreement or $515,000.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number	Description
10.1	Employment Agreement with William M. Van Epps as of May 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: May 23, 2006	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer